Exhibit 99.1

[GLOBAL ENTERTAINMENT LOGO]
                                                For Further Information Contact:
                      NEWS RELEASE                   Richard Kozuback, President
                                                Global Entertainment Corporation
                                                                    480-994-0772

                                                        Rudy R. Miller, Chairman
                                                                The Miller Group
                                              Investor Relations for the Company
                                                                    602-225-0505
                                                          gee@themillergroup.net

Global Entertainment Corporation
4909 East McDowell Road, Suite 104
Phoenix, Arizona 85008-4293
www.globalentertainment2000.com


       GLOBAL ENTERTAINMENT CORPORATION ANNOUNCES FISCAL YEAR 2007 RESULTS

PHOENIX,  ARIZONA,  AUGUST 29, 2007 -- GLOBAL  ENTERTAINMENT  CORPORATION (AMEX:
GEE) - a company engaged in sports management, multi-purpose events and entertainment center and related real estate development, facility and venue management and marketing, venue ticketing and brand licensing, today reported that revenue for the fiscal year ended May 31, 2007 increased $12,184,087 for a total $26,449,636 for the fiscal year compared to total revenue of $14,265,558 for the fiscal year ended May 31, 2006. The increase was generated primarily from project management fees received during the final development stage of two events center projects completed during the fiscal year. While revenue increased significantly for fiscal 2007, the company realized a net loss of $4,125,377 for the twelve months or a loss of $.63 per share compared to net income of $245,055 for the comparable fiscal year ended May 31, 2006 or $.04 per diluted share.

Revenue growth in fiscal 2007 came from all segments of the Company's business operations based on the interaction and interrelationships designed to offer turnkey solutions for mid-sized communities in the development of multi-use entertainment facilities. ICC completed two projects during the fiscal year, the Santa Ana Star Center in Rio Rancho, New Mexico and Tim's Toyota Center in Prescott Valley, Arizona. Each new facility has as their major tenant a CHL hockey team that began play in the 2006/2007 season. Revenue for Encore Facility Management was positively impacted as a result of multi-year agreements in place with the two new facilities. Under Encore's direction GEMS generates licensing and advertising fees from the facilities as well as increased revenue resulting from two new hockey franchise teams in Broomfield Colorado and the hockey team in the Prescott Valley facility. GETTIX, Global's in-house ticketing company, also benefited from the new facilities.

For the same fiscal 2007 period, the company reported a net loss that was comprised of costs incurred in the normal course of rapid growth experienced by Global's business segments during a year that produced a material increase in revenue. The company added staff and associated overhead in the startup operation of Global Properties I, growth related staffing for Encore, additional sales and administrative staff for expanded development and marketing related to Cragar and investment in the expansion of GETTIX ticketing operations. Legal fees incurred during the fiscal year increased relative to the settlement, and accrual for potential future settlement of claims. Attributing to the results and a primary factor in the loss for the year was the charge for impairment of intangible assets associated with the Cragar subsidiary. The company determined that a decline in current economic and industry factors specific to the Motor


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Global Entertainment Corporation Announces Fiscal Year 2007 Results
August 29, 2007
Page 2


Vehicle Industry and Automotive "Aftermarket" segment resulted in a $905,716 reduction of the carrying value of the Cragar intangible asset. The charge off was recognized and included in the Company's income statement. Also associated with the loss were bad debt expenses related to amounts past due under the CHL Joint Operating Agreement, certain related past due franchisee balances, and additional operational reserves. Approximately $2.1 million of the loss represents the write down of intangible assets and bad debt expense, all non-cash items.

"We're very disappointed in the significant loss reported for fiscal 2007 in light of all the progress made in developing our platform of companies that provide interrelated revenue streams some of which cover spans of multiple years. The decrease in the intangible carrying value of Cragar was industry related and outside our ability to control," stated Richard Kozuback, president and chief executive officer. "We have implemented a new operational, management and financial software system to enable us to better analyze and manage our future growth. The investments we are making for the future along with the addition of experienced personnel are critical factors in the continued development of the Company's business strategy.

"We announced four new arena development projects within the last four months that are currently in various stages of formal commitment. All projects have the approval of their respective city councils or city and county commissions. The locations of the new events centers are: Dodge City, Kansas; Allen, Texas; Independence, Missouri, and Yuma, Arizona. Each of the facilities will have a new hockey team franchise as the primary tenant. Additionally, we will sign multi-year turnkey service agreements covering all revenue producing activities that are provided by our Global subsidiaries which will include: facility management, marketing, sales and related services. Further expanding our national presence, we have also placed a franchise team in Rapid City, South Dakota, that is due to be part of the CHL league in the 2008/2009 season. These actions support our objective for continued growth on a national level. As CEO and in combination with my executive management team, we have as our number one commitment the building of operational profits, which will create substantial long-term value for our shareholders. We look forward to reporting on our progress in the coming year," Kozuback concluded.

Visit our web sites:

www.globalentertainment2000.com                      www.centralhockeyleague.com
     www.coliseums.com             www.Cragar.com           www.GetTix.net


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Global Entertainment Corporation Announces Fiscal Year 2007 Results
August 29, 2007
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Global  Entertainment  Corporation is an integrated  events  company  focused on
mid-size   communities   that  is  engaged   through  its  seven   wholly  owned
subsidiaries, in sports management, multi-purpose events and entertainment center and related real estate development, facility and venue management and marketing, venue ticketing and brand licensing. The WESTERN PROFESSIONAL HOCKEY LEAGUE, INC., through a joint operating agreement with the Central Hockey League, is the operator and franchisor of professional minor league hockey teams in nine states. INTERNATIONAL COLISEUMS COMPANY serves as project manager for arena development while ENCORE FACILITY MANAGEMENT coordinates all arena facility operations. GLOBAL ENTERTAINMENT MARKETING SYSTEMS pursues licensing and marketing opportunities related to the Company's sports management and arena developments and operations. GLOBAL PROPERTIES I in correlation with arena development projects works to maximize value and development potential of new properties. GLOBAL ENTERTAINMENT TICKETING is an in-house ticketing company for sports and entertainment venues. CRAGAR INDUSTRIES is the licensor for its nationally recognized, branded products CRAGAR(R), TRU-SPOKE(R), CRAGAR S/S(R) and STREET PRO(R).

     Certain statements in this release may be "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements may include projections of matters that affect revenue, operating expenses or net earnings; projections of capital expenditures; projections of growth; hiring plans; plans for future operations; financing needs or plans; plans relating to the company's products and services; and assumptions relating to the foregoing.

     Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking information.

     Some of the important factors that could cause the company's actual results to differ materially from those projected in forward-looking statements made by the company include, but are not limited to, the following: intense competition within the sports and entertainment industries, past and future acquisitions, expanding operations into new markets, risk of business interruption, management of rapid growth, need for additional financing, changing consumer demands, dependence on key personnel, sales and income tax uncertainty and increasing marketing, management, occupancy and other administrative costs.

     These factors are discussed in greater detail in the company's Annual Report on Form 10-KSB for the year ended May 31, 2007, as filed with the Securities and Exchange Commission.


                            FINANCIAL TABLES FOLLOWS:

Global Entertainment Corporation Announces Fiscal Year 2007 Results August 29, 2007
Page 4


                GLOBAL ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                  May 31,              May 31,
                                                   2007                 2006
                                               ------------         ------------
                                                 (Audited)            (Audited)
ASSETS

Current Assets:
  Cash and cash equivalents                    $  4,251,542         $  5,438,091
  Accounts receivable, net                        3,243,482            6,004,068
  Other current assets                              969,485              499,142
                                               ------------         ------------

      Total Current Assets                        8,464,509           11,941,301

Other Assets                                      3,563,157            4,819,299
                                               ------------         ------------

      Total Assets                             $ 12,027,666         $ 16,760,600
                                               ============         ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable and accrued liabilities     $  4,695,293         $  4,387,512
  Deferred revenues - current portion               311,994              900,386
                                               ------------         ------------

      Total Current Liabilities                   5,007,287            5,287,898
                                               ------------         ------------

Other Liabilities                                    66,000              458,195
                                               ------------         ------------

      Total Liabilities                           5,073,287            5,746,093
                                               ------------         ------------
Stockholders' Equity:
  Common stock                                        6,508                6,488
  Paid-in capital                                10,731,010           10,665,781
  Retained earnings (deficit)                    (3,783,139)             342,238
                                               ------------         ------------

      Total Equity                                6,954,379           11,014,507
                                               ------------         ------------

      Total Liabilities and Equity             $ 12,027,666         $ 16,760,600
                                               ============         ============

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Global Entertainment Corporation Announces Fiscal Year 2007 Results
August 29, 2007
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                GLOBAL ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED SUMMARY OF OPERATIONS

                              FINANCIAL HIGHLIGHTS
                                    (AUDITED)


                                                      For the Years Ended
                                                   May 31,            May 31,
                                                    2007               2006
                                                ------------       ------------
Revenue                                         $ 26,449,636       $ 14,265,558

Expenses                                          30,777,350         14,100,075
                                                ------------       ------------
Income (loss) from operations                     (4,327,714)           165,483

Other income                                         202,337             28,572
                                                ------------       ------------

Income (loss) before income taxes                 (4,125,377)           194,055

Income tax benefit                                        --            (51,000)
                                                ------------       ------------

Net income (loss)                               $ (4,125,377)      $    245,055
                                                ============       ============

Net Income (loss) per common share: Basic       $      (0.63)      $       0.04

Weighted average number of common shares
outstanding: Basic                                 6,502,736          5,519,895

Net Income (loss) per common share: Diluted     $      (0.63)      $       0.04

Weighted average number of common shares
outstanding: Diluted                               6,502,736          5,805,338




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